UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 7, 2026
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2026, Sudarsan Thattai, Chief Information Officer and Chief Transformation Officer of Lineage, Inc. (the “Company”), notified the Company that he plans to retire from the Company on April 2, 2027 (the “Retirement Date”). The Company anticipates that Mr. Thattai’s Chief Information Officer responsibilities will be transitioned to other members of management in advance of the Retirement Date and that Mr. Thattai will continue as Chief Transformation Officer until the Retirement Date.
Item 7.01 – Regulation FD Disclosure.
On April 9, 2026, the Company issued a press release announcing Mr. Thattai’s retirement plans. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 – Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Lineage, Inc. dated April 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

April 9, 2026	/s/ Natalie Matsler
Date	(Signature)
Natalie Matsler
Chief Legal Officer & Corporate Secretary